Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of May 6, 2009, by and among SWK Technologies,  Inc.., a Delaware corporation with offices at 5 Regent Street, Suite 520, Livingston, NJ  07039 (the “Company”), Jeffrey D. Roth, an individual with offices at 5 Regent Street, Suite 520, Livingston, NJ  07039  (the “Buyer”), Jerome R. Mahoney, an individual with offices at 750 Route 34, Matawan, NJ  07747 (“Mahoney”),   and Trey Resources, Inc., a Delaware corporation with offices at 5 Regent Street, Suite 520, Livingston, NJ  07039 (“Trey”).

WITNESSETH

WHEREAS, the Company and the Buyer(s) are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to Section 4(2) and/or Rule 504 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer, as provided herein, and the Buyer shall purchase twenty-five newly-issued shares of the Company’s Common Stock (the “Common Stock”), such shares to represent twenty percent (20%) of the outstanding shares of the Company, on a fully-diluted basis,

WHEREAS, the purchase price of the Common Stock will be $150,000,

WHEREAS, contemporaneously with the execution and delivery of this Agreement and the receipt of payment for the Common Stock, the Company will remit to Trey, the owner of 80% of the fully-diluted outstanding common stock of the Company, the sum of $150,000 as a management fee;

WHEREAS, upon receipt of $150,000, Trey will pay Mahoney the sum of One Hundred and Seventeen Thousand and Five Hundred Dollars ($117,500) (the “Mahoney Payment”), such sum to be in full and total satisfaction of any and all outstanding obligations that exist or may exist between Mahoney and Trey.  Such sum shall be allocated first to principal outstanding on a promissory note by and between Mahoney and Trey, second to any interest due and outstanding on such promissory note, and any balance thereafter to deferred and accrued compensation due and owing Mahoney;

WHEREAS, upon receipt of $150,000, Trey will pay Meritz & Muenz LLP. (the “Firm”), counsel to Trey, Thirty-two Thousand Dollars ($32,500) , as partial payment of balances due and owing the Firm;

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in t1is Agreement the Company and the Buyer(s) hereby agree as follows:

1. PURCHASE AND SALE OF COMMON STOCK.

(a)           Purchase of Common Stock.  Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, Buyer agrees to purchase at the Closing and the Company agrees to sell and issue to Buyer twenty-five (25) shares of Common Stock, such shares to represent twenty percent (20%) of the outstanding shares of the Company on a fully diluted basis. .

(b)           Closing Date.  The Closing of the purchase and sale of the Common Stock shall take place at 10:00 a.m. Eastern Standard Time on May 6, 2009, or such earlier date as is mutually agreed to by Company and the Buyer (the “Closing Date”).  The Closing shall occur on the Closing Date at the offices of the Company at 5 Regent Street, Suite 520, Livingston, NJ 07039 (or such other place as is mutually agreed to by the Company and the Buyer).

(c)           Form of Payment.  Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Date, (i) the Buyer shall deliver to the Company One Hundred Fifty Thousand Dollars ($150,000) (the “Purchase Price”) via wire transfer to an account designated by the Company for the Common Stock to be issued and sold to the Buyer, and (ii) the Company shall deliver to Buyer, stock certificates for twenty-five (25) shares of the Company Common Stock which Buyer is purchasing, duly executed on behalf of the Company.

2. BUYER’S REPRESENTATIONS AND WARRANTIES.

Buyer represents and warrants that:

(a)Investment Purpose.  Buyer is acquiring the Common Stock for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act.

(b)           Accredited Investor Status.  Buyer is an “Accredited Investor” as that term is defined in Rule 501(a)(5) or Rule 501 (a)(6) of Regulation D.

(c)           Reliance on Exemptions.  Buyer understands that the Common Stock is being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire such securities.

(d)           Information Regarding Company.  Buyer and his advisors (and his counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information he deemed material to making an informed investment decision regarding his purchase of the Common Stock, which have been requested by Buyer.  Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management.    Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend  nor affect such Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below.  Buyer understands that its investment in the Common Stock involves a high degree of risk.  Buyer is in a position regarding the Company, which, based upon employment with the Company, family relationship or economic bargaining power, enabled and enables Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment.  Buyer has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Common Stock. Nothing in this Section 2(d) shall be a defense to or mitigation of any breach by Buyer of its representations and warranties contained in Section 2 of this Agreement.

(e)           Information Regarding Trey.  Buyer and his advisors (and his counsel), if any, have been furnished with materials relating to the business, finances and operations of Trey.  Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management.   The Buyer acknowledges that Trey files reports with the Commission pursuant to the Securities Exchange Act of 1934, as amended and therefore its filings with the Commission are available for review at www.sec.gov.  Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend  nor affect such Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below.  Buyer understands that its investment in the Common Stock involves a high degree of risk.

(f)           No Governmental Review.  Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Stock, or the fairness or suitability of the investment in the Common Stock, nor have such authorities passed upon or endorsed the merits of the offering of the Common Stock.

(g)           Transfer or Resale.  Buyer understands that the Common Stock have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) Buyer shall have delivered to the Company an opinion of counsel in a form reasonably acceptable to the Company, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the Securities Act (or a successor rule thereto) (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Commission thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  The Company reserves the right to place stop transfer instructions against the shares and certificates for the Conversion Shares.

(h)           Legends.  Buyer understands that the certificates or other instruments representing the Common Stock shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

(i)           Authorization, Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of Buyer and is a valid and binding agreement of Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(j)           Receipt of Documents.  Buyer and his counsel have received and read in their entirety:  (i) this Agreement and each representation, warranty and covenant set forth herein, (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; and (iii) answers to all questions Buyer submitted to the Company regarding an investment in the Company; and Buyer has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

(k)           No Legal Advice From the Company.  Buyer acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his own legal counsel and investment and tax advisors.  Buyer is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND TREY.

The Company represents and warrants to each of the Buyers that:

(a)           Organization and Qualification.  The Company is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

(b)           Authorization, Enforcement, Compliance with Other Instruments.  (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and any related agreements (collectively the “Transaction Documents”) and to issue the Common Stock in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Common Stock, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents have been duly executed and delivered by the Company, (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(c)           Capitalization.  As of the date hereof the authorized capital stock of the Company consists of 1000 shares of Common Stock, par value $0.001 per share,) of which 100 shares of Common Stock, are issued and outstanding.  All of such outstanding shares have been validly issued and are fully paid and nonassessable.  The Company has furnished to the Buyer true and correct copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”),  and the material rights of the holders thereof in respect thereto.

(d)           Issuance of Securities.  The Common Stock is duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, are free from all taxes, liens and charges with respect to the issue thereof.

(e)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or the By-laws. The Company is not in violation of any term of or in default under its Certificate of Incorporation or By-laws or their organizational charter or by-laws, respectively..  The business of the Company is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity.  Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement .

(f)           Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, Trey, or the Common Stock, wherein an unfavorable decision, ruling or finding would (i) have a material adverse effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein, or (iii) have a material adverse effect on the business, operations, properties, financial condition or results of  operations of the Company and its subsidiaries taken as a whole. Any litigation to which either the Company or Trey is named as a defendant is listed in Schedule A attached hereto.

(g)           Acknowledgment Regarding Buyer’s Purchase of the Common Stock.  The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer’s purchase of the Common Stock  The Company further represents to the Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

(h)           No General Solicitation.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Common Stock.

(i)           Employee Relations.  The Company is not involved in any labor dispute or, to the knowledge of the Company, is any such dispute threatened.  None of the Company’s employees is a member of a union and the Company believes that its relations with its employees are good.

(j)           Intellectual Property Rights.  The Company owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct its business as now conducted.  The Company does not have any knowledge of any infringement by the Company  of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company  regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing.

(k)           Environmental Laws.  The Company is (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval.

(l)           Title.  Any real property and facilities held under lease by the Company is held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

(m)         Regulatory Permits.  The Company possesses all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(n)           No Material Adverse Breaches, etc.  The Company is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company, except that Trey is in default on its convertible debentures held by YA Global Investors.  The assets of Trey, and of the Company, are pledged as collateral against the repayment of the YA debentures.  But for the YA debentures, Trey is not in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or is expected to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of Trey.

(o)           Tax Status.  The Company has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(p)           No Undisclosed Liabilities.  As of the date hereof and as of the closing date, except and as to the extent reflected, reserved against or otherwise disclosed on the most recent balance sheet of the notes thereto, neither Trey nor the Company has any indebtedness or liability of any nature, whether accrued, contingent or otherwise, whether due or to become due, which is in excess of five thousand dollars ($5000).

Trey and the Company represents and warrants that: (i) as of May 4, 2009, the total debt instruments or equity securities of Trey or the Company held by Mahoney are listed on Schedule B attached herein and (ii) as of May 4, 2009, total accrued liabilities owed to Mahoney by Trey and/or the Company are listed on Schedule C attached herein.

4. COVENANTS.

(a)           Best Efforts.  Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

(b)           Use of Proceeds.  Trey covenants to the Buyer that upon receipt, the net proceeds of the management fee to be received from the Company in this transaction shall be used for (i) settlement of any and all of its outstanding obligations due and owing Mahoney by Trey and (ii) payment in part of the legal fees due the Firm.

(c)           Resignation from Board of Directors.  Contemporaneously with the execution of this Agreement, Mahoney will resign from the Board of Directors of Trey and the Company.

(d)           Termination of Employment Agreement. Contemporaneously with the execution of this Agreement, Trey and Mahoney will take such actions as may be required to terminate any and all employment and/or consulting agreements by and between Trey and Mahoney, with no further monies due and owing under such agreements, as set forth in the Termination and Settlement Agreement in substantially form as attached in Attachment A.

(e)           Fees and Expenses.  Each of the Company and the Buyer shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of the Transaction Documents.

(f)           Contemporaneously with the execution of this Agreement, Mahoney will return to Trey any and all property of Trey in his possession as listed on Schedule D attached herein.

5. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Common Stock to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions:

(a)           Buyer shall have executed the Transaction Documents that require his signature and delivered them to the Company, Trey and Mahoney.

(b)           Mahoney shall have executed the Transaction Documents and delivered them to the Company , Trey and Buyer.

(c)           Trey shall have executed the Transaction Documents and delivered them to the Buyer, the Company and Mahoney.

(d)           The Buyer shall have delivered to the Company the Purchase Price for the Common Stock by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.

(e)           Trey shall have made the required payment of $32,500 to the Firm.

(f)           Trey shall have made the Mahoney Payment to Jerome Mahoney.

(g)           The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer(s) at or prior to the  Closing Date.

6. CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

(a)           The obligation of the Buyer hereunder to purchase the Common Stock at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions:

(b)           The Company shall have executed the Transaction Documents that require its signature and delivered them to the Buyer, Trey and Mahoney.

(c)           The representations and warranties of the Company shall be true and correct in all material respects and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(d)           The Company shall have executed and delivered to the Buyer the Common Stock.

(e)           The representations and warranties of Trey and the Company shall be true and correct in all material respects as of the date when made.

7. GOVERNING LAW: MISCELLANEOUS.

(a)           Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws.  The parties further agree that any action between them shall be heard in Essex County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Essex County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Paragraph.

(b)           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

(c)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)           Entire Agreement, Amendments.  This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, Trey, and Mahoney, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company, the Buyer, Mahoney,  or Trey makes any representation, warranty, covenant or undertaking with respect to such matters.  The recitals to this Agreement are hereby incorporated by reference into and made a part of this Agreement for all purposes.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(f)           Notices.  Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) upon confirmation of receipt after being sent by U.S. certified mail, return receipt requested, or (iv) upon confirmation of receipt after being sent with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	SWK Technologies, Inc.
5 Regent Street
Livingston, NJ 07039
Attention: Mark Meller
Telephone: (973) 758-6100
Facsimile: (973) 748-9449

If to the Buyer:	Jeffrey D. Roth
SWK Technologies, Inc.
5 Regent Street
Livingston, NJ 07039
Attention: Jeffrey D. Roth
Telephone: (973) 758-6100
Facsimile: (973) 748-9449

If to Mahoney:	Jerome R. Mahoney
c/o iVoice Technologies, Inc.
750 Route 34
Matawan, NJ 07747
Telephone: (732) 441-7700
Facsimile: (732_ 441-9895

If to Trey:	Trey Resources, Inc.
5 Regent Street
Livingston, NJ 07039
Attention: Mark Meller
Telephone: (973) 758-6100
Facsimile: (973) 748-9449

If to the Firm:	Meritz & Muenz LLP
2021 O Street, NW
Washington, DC 20036
Attention: Lawrence A. Muenz
Telephone: (202) 728-2909
Facsimile: (202) 728-2910

 Each party shall provide five (5) days’ prior written notice to the other party of any change in address or facsimile number.

(g)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

(h)           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)           Publicity.  The Company, the Buyer, Mahoney, and Trey  shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that Trey  shall be entitled, without the prior approval of the Buyer, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations (Trey shall use its best efforts to consult the Buyer in connection with any such press release or other public disclosure prior to its release and Buyer shall be provided with a copy thereof upon release thereof).

(j)           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

8. TRANSACTIONAL DOCUMENTS.  The documents referred to herein as the “Transactional Documents” shall mean:

(a)           The Securities Purchase Agreement.

(b)           The Termination and Settlement by and between Trey Resources, Inc. and Jerome Mahoney in substantially the form as attached herein as Attachment A.

9.           INDEMNIFICATION.

The Company will indemnify and hold harmless Buyer from and against any and all losses, claims, damages and liabilities, whether joint or several, expenses of any nature (including reasonable attorneys' fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative, arbitral or investigative, in which Buyer was involved or may be involved, or threatened to be involved, as a party or otherwise, related to, arising out of or in connection with this Agreement, except if such claims, proceedings or expenses arise due to Buyer’s breach or failure to observe any covenant, condition, warranty, representation, or limitation contained in this Agreement

IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER:	COMPANY:
JEFFREY D. ROTH	SWK TECHNOLOGIES, INC.

By: _________________________________
Name: Mark Meller
Title: Chairman and Secretary

JEROME R. MAHONEY	TREY RESOURCES, INC.

By:	By:_________________________________
Name: Mark Meller
Title: President and Chief Executive Officer

SCHEDULE A

LAWSUITS IN WHICH EITHER TREY OR THE COMPANY IS NAMED AS A DEFENDANT

NONE

SCHEDULE B

LIST OF ALL DEBT OR EQUITY SECURITIES OF TREY OR THE COMPANY CURRENTLY HELD BY JEROME MAHONEY

1.	Promissory note issued by Trey, current principal amount equal to $71,025. Interest outstanding on the promissory note is currently $77,789.35.
2.
No other debt or equity securities of either Trey or the Company currently held by Jerome Mahoney, except for 100 million shares of Trey Class A Common Stock issued pursuant to the conversion of debt owed to Mahoney by Trey.

SCHEDULE C

ACCRUED LIABILITIES OWED TO JEROME MAHONEY BY EITHER TREY OR THE COMPANY

As of May 4, 2009, all accrued liabilities due and owing Jerome Mahoney by Trey is $1,210,198.42.

As of May 4, 2009, all accrued liabilities due and owing Jerome Mahoney by the Company is $0.

SCHEDULE D

TREY PROPERTY CURRENTLY IN THE POSSESSION OF JEROME MAHONEY

1.  ATM cards.